
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
UNAUDITED FINANCIAL STATEMENTS OF GENZYME CORPORATION FOR THE THREE AND NINE
MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 AND AS OF JUNE 30, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AS INCLUDED
IN THE FORM 10-Q FOR GENZYME CORPORATION DATED SEPTEMBER 30, 1997.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<EXCHANGE-RATE>                                      1
<CASH>                                         143,943
<SECURITIES>                                    33,494
<RECEIVABLES>                                  119,328
<ALLOWANCES>                                         0
<INVENTORY>                                    146,932
<CURRENT-ASSETS>                               478,273
<PP&E>                                         507,117
<DEPRECIATION>                                 118,118
<TOTAL-ASSETS>                               1,274,656
<CURRENT-LIABILITIES>                          111,018
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           973
<OTHER-SE>                                     985,374
<TOTAL-LIABILITY-AND-EQUITY>                 1,274,656
<SALES>                                        442,276
<TOTAL-REVENUES>                               448,955
<CGS>                                                0
<TOTAL-COSTS>                                  170,622
<OTHER-EXPENSES>                               222,427
<LOSS-PROVISION>                                 5,382
<INTEREST-EXPENSE>                               8,543
<INCOME-PRETAX>                                 42,445
<INCOME-TAX>                                    19,252
<INCOME-CONTINUING>                             23,193
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,193
<EPS-PRIMARY>                                        0<F1>
<EPS-DILUTED>                                        0

<F1>Genzyme Corporation has one class of common stock which currently consists of three series of common stock -- Genzyme General Division Common Stock ("GGD Stock"), Genzyme Tissue Repair Division Common Stock ("GTR Stock") and Genzyme Molecular Oncology Division Common Stock ("GMO Stock"). Earnings (loss) per share is reported separately for each series of common stock. For the three and nine months ended September 30, 1997, primary EPS and fully diluted EPS attributable to GGD Stock were $0.31 and $0.88, and $0.30 and $0.87, respectively. Loss per share for GTR Stock for the three and nine months ended September 30, 1997 was $(0.72) and $(2.47), respectively. Loss per share attributable to GMO stock for the three and nine months ended September 30, 1997 was $(1.00) and $(3.29), respectively.

